NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS APRIL RESULTS

MAYFIELD VILLAGE, OHIO -- May 17, 2017 -- The Progressive Corporation (NYSE:PGR) today reported the following results for April 2017:

	April	April
(millions, except per share amounts and ratios; unaudited)	2017	2016	Change

Net premiums written	$2,704.0	$2,325.7	16%
Net premiums earned	$2,388.3	$2,105.4	13%
Net income attributable to Progressive	$196.6	$54.5	261%
Per share	$0.34	$0.09	262%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$9.5	$15.5	(39)%
Combined ratio	88.9	98.4	(9.5) pts.
Average diluted equivalent shares	583.6	585.2	0%

(thousands; unaudited)	April	April
	2017	2016	Change
Policies in Force
Vehicle businesses:
Agency – auto	5,283.1	4,899.4	8%
Direct – auto	5,632.0	5,232.7	8%
Total personal auto	10,915.1	10,132.1	8%
Total special lines	4,293.9	4,185.2	3%
Total Personal Lines	15,209.0	14,317.3	6%
Total Commercial Lines	615.0	587.0	5%
Property business	1,279.4	1,079.0	19%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
April 2017
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$2,704.0
Revenues:
Net premiums earned	$2,388.3
Investment income	42.9
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	9.5
Total net realized gains (losses) on securities	9.5
Fees and other revenues	34.0
Service revenues	11.2
Total revenues	2,485.9

Expenses:
Losses and loss adjustment expenses	1,650.2
Policy acquisition costs	190.4
Other underwriting expenses	316.3
Investment expenses	2.8
Service expenses	9.9
Interest expense	14.5
Total expenses	2,184.1
Income before income taxes	301.8
Provision for income taxes	104.2
Net income	197.6
Net (income) loss attributable to noncontrolling interest (NCI)	(1.0)
Net income attributable to Progressive	196.6

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	57.9
Net unrealized losses on forecasted transactions	(7.9)	Primarily includes loss on the forecasted debt issuance hedge, which was closed upon debt issuance.
Foreign currency translation adjustment	(0.1)
Other comprehensive income (loss)	49.9
Other comprehensive (income) loss attributable to NCI	(1.1)
Total comprehensive income (loss) attributable to Progressive	$245.4

1 See the Monthly Commentary at the end of this release for additional discussion. For a description of our financial reporting and accounting policies, see Note 1 to our 2016 audited consolidated financial statements included in our 2016 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
April 2017
(millions)
(unaudited)

	Year-to-Date
	2017	2016	% Change
Net premiums written	$9,195.0	$8,144.1	13

Revenues:
Net premiums earned	$8,415.0	$7,422.8	13
Investment income	172.1	154.7	11
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	(1.0)	0	NM
Net realized gains (losses) on securities	62.4	32.9	90
Total net realized gains (losses) on securities	61.4	32.9	87
Fees and other revenues	119.2	110.5	8
Service revenues	39.7	34.8	14
Gains (losses) on extinguishment of debt	0.2	0	NM
Total revenues	8,807.6	7,755.7	14

Expenses:
Losses and loss adjustment expenses	5,913.6	5,561.0	6
Policy acquisition costs	693.3	612.8	13
Other underwriting expenses	1,161.9	1,038.9	12
Investment expenses	8.4	7.1	18
Service expenses	35.8	30.6	17
Interest expense	51.3	45.6	13
Total expenses	7,864.3	7,296.0	8

Income before income taxes	943.3	459.7	105
Provision for income taxes	315.4	152.8	106
Net income	627.9	306.9	105
Net (income) loss attributable to noncontrolling interest (NCI)	(7.0)	5.8	(221)
Net income attributable to Progressive	620.9	312.7	99

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	190.3	101.6	87
Net unrealized losses on forecasted transactions	(5.6)	(0.4)	NM
Foreign currency translation adjustment	0.2	0.8	(75)
Other comprehensive income (loss)	184.9	102.0	81
Other comprehensive (income) loss attributable to NCI	(2.0)	(2.4)	(17)
Total comprehensive income attributable to Progressive	$803.8	$412.3	95

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
April 2017
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Year-to-Date
	Month	2017	2016

Net income attributable to Progressive	$196.6	$620.9	$312.7
Per share:
Basic	$0.34	$1.07	$0.54
Diluted	$0.34	$1.06	$0.53

Comprehensive income (loss) attributable to Progressive	$245.4	$803.8	$412.3
Per share:
Diluted	$0.42	$1.38	$0.70

Average shares outstanding - Basic	580.4	580.3	583.0
Net effect of dilutive stock-based compensation	3.2	3.0	2.5
Total average equivalent shares - Diluted	583.6	583.3	585.5

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2017	2016
Fully taxable equivalent (FTE) total return:
Fixed-income securities	0.5%	1.6%	1.7%
Common stocks	1.2%	7.4%	2.2%
Total portfolio	0.6%	2.3%	1.7%

Pretax annualized investment income book yield	2.2%	2.3%	2.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
April 2017
($ in millions)
(unaudited)

Current Month
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total[1]
Net Premiums Written	$1,178.0	$1,087.4	$2,265.4	$350.0	$88.6	$2,704.0
% Growth in NPW	16%	15%	15%	19%	31%	16%
Net Premiums Earned	$1,048.4	$1,010.0	$2,058.4	$251.8	$78.1	$2,388.3
% Growth in NPE	13%	13%	13%	13%	19%	13%

GAAP Ratios
Loss/LAE ratio	67.6	70.6	69.1	69.5	68.3	69.1
Expense ratio	19.2	18.7	18.9	22.5	33.0[2]	19.8
Combined ratio	86.8	89.3	88.0	92.0	101.3[2]	88.9

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$34.0
Current accident year						9.3
Calendar year actuarial adjustment	$21.1	$23.8	$44.9	$0	$(1.6)	$43.3

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$34.0
All other development						(6.0)
Total development						$28.0

Calendar year loss/LAE ratio						69.1
Accident year loss/LAE ratio						70.3

1 Includes results for all of our run-off businesses. For the month, our run-off businesses generated a $0.1 million underwriting loss.

2 Included in both the expense ratio and combined ratio is 6.6 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 26.4 and a combined ratio of 94.7 for April 2017. See the Monthly Commentary for a discussion of the catastrophe losses, net of reinsurance recoverables, incurred during the month.

3 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
April 2017
($ in millions)
(unaudited)

Year-to-Date
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total[1]
Net Premiums Written	$3,998.7	$3,880.0	$7,878.7	$1,010.9	$305.4	$9,195.0
% Growth in NPW	14%	13%	13%	6%	28%	13%
Net Premiums Earned	$3,679.9	$3,533.7	$7,213.6	$897.3	$304.1	$8,415.0
% Growth in NPE	12%	14%	13%	16%	15%	13%

GAAP Ratios
Loss/LAE ratio	69.8	72.0	70.9	68.0	61.6	70.3
Expense ratio	19.6	20.0	19.8	22.2	36.2[2]	20.6
Combined ratio	89.4	92.0	90.7	90.2	97.8[2]	90.9

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$59.4
Current accident year						(4.2)
Calendar year actuarial adjustment	$19.2	$32.2	$51.4	$(4.4)	$8.2	$55.2

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$59.4
All other development						(142.6)
Total development						$(83.2)

Calendar year loss/LAE ratio						70.3
Accident year loss/LAE ratio						69.3

1 Includes results for all of our run-off businesses. On a year-to-date basis, our run-off businesses generated a $0.3 million underwriting loss.

2 Included in both the expense ratio and combined ratio is 6.8 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported a year-to-date expense ratio of 29.4 and a combined ratio of 91.0.

3 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

April
2017
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $18,086.8)	$18,162.5
Equity securities:
Nonredeemable preferred stocks[1] (cost: $660.3)	772.0
Common equities (cost: $1,451.4)	3,009.1
Short-term investments (amortized cost: $3,868.0)	3,868.0
Total investments[2]	25,811.6
Net premiums receivable	5,036.4
Deferred acquisition costs	710.2
Goodwill and intangible assets	861.5
Other assets[3]	3,931.3
Total assets	$36,351.0

Unearned premiums	$8,291.3
Loss and loss adjustment expense reserves[3]	11,709.9
Other liabilities[2]	3,124.7
Debt[4]	3,950.9
Total liabilities	27,076.8
Redeemable noncontrolling interest (NCI)	497.3
Shareholders' equity	8,776.9
Total liabilities, NCI, and shareholders' equity	$36,351.0

Common shares outstanding	580.9
Shares repurchased - April	0
Average cost per share	$0
Book value per share	$15.11
Trailing 12-month return on average shareholders' equity
Net income attributable to Progressive	16.5%
Comprehensive income attributable to Progressive	19.2%
Net unrealized pretax gains (losses) on investments	$1,742.2
Increase (decrease) from March 2017	$89.2
Increase (decrease) from December 2016	$293.1
Debt-to-total capital ratio[4]	31.0%
Fixed-income portfolio duration	2.3
Weighted average credit quality	A+
Year-to-date Gainshare factor	1.88

1 As of April 30, 2017, we held certain hybrid securities and recognized a change in fair value of $2.9 million as a realized gain during the period we held these securities.
2 At April 30, 2017, we had $209.2 million of net unsettled security transactions.
3 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,869.9 million, which are included in "other assets."
4 Includes debt issued in April. Ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation. See the "Monthly Commentary" for additional discussion.

Monthly Commentary

•
During April, we incurred about $45 million, or 1.9 loss ratio points, of catastrophe losses, compared to about $147 million, or 7.0 loss ratio points, last year. Approximately $27 million of the catastrophe losses were from our vehicle businesses and $18 million (23 points on our Property business combined ratio), net of about a $4 million reinsurance recoverable from our aggregate stop-loss agreement, were from our Property business. Wind and hail storms and flooding in Texas accounted for nearly half of our total catastrophe losses during the month. In addition, we identified about $17 million of losses on our Property business that should have been classified as catastrophe losses during the first quarter 2017.  Reflecting the revised classification of prior quarter losses, which had no effect on the recoverable under our aggregate stop-loss agreement, our year-to-date total catastrophe losses were approximately $156 million, or 1.9 points, compared to $249 million, or 3.4 points, last year.

•
On April 3, 2017, we issued $850 million of 4.125% Senior Notes due 2047 in an underwritten public offering. We received net proceeds of $841.1 million, which will be used, in part, to redeem, on June 15, 2017, all the outstanding principal, plus unpaid interest, of our 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067, of which $563.7 million in principal amount are currently outstanding; the balance of the proceeds will be used for general corporate purposes. Prior to the redemption of our Debentures, our debt-to-total capital ratio will exceed our financial policy of maintaining debt below 30% of total capital at book value.

Events
We plan to release May results on Wednesday, June 14, 2017, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. Home insurance is underwritten by select carriers, including American Strategic Insurance Corp. and subsidiaries (ASI), our majority owned subsidiaries.

Progressive is the fourth largest auto insurer in the country; a leading seller of motorcycle and commercial auto insurance; and through ASI, one of the top 20 homeowners carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot® and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in general economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions; the accuracy and adequacy of our pricing, loss reserving, and claims methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; severe weather conditions and other catastrophe events; the effectiveness of our reinsurance programs; changes in vehicle usage and driving patterns, which may be influenced by oil and gas prices; changes in residential occupancy patterns and the effects of the emerging "sharing economy"; advancements in vehicle or home technology or safety features, such as accident and loss prevention technologies or the development of autonomous or partially autonomous vehicles; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; restrictions on our subsidiaries' ability to pay dividends to The Progressive Corporation; possible impairment of our goodwill or intangible assets if future results do not adequately support either, or both, of these items; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.